UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 27, 2004

On Assignment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-20540	95-4023433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26651 West Agoura Road, Calabasas, California		91302
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (818) 878-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Agreement

In connection with the resignation of Dr. Joseph A. Peterson disclosed under Item 5.02 of this Form 8-K, On Assignment and Dr. Peterson entered into a Separation Agreement and Full Release of Claims dated as of September 27, 2004.  The Separation Agreement provides for the continuation of Dr. Peterson’s salary and specified benefits through April 30, 2006, subject to the conditions set forth in the Separation Agreement.  For example, such salary and benefits will be discontinued prior to April 30, 2006, in the event Dr. Peterson becomes employed by a third party.  The Separation Agreement and Full Release of Claims also provides for the termination of certain stock options held by Dr. Peterson, and the acceleration of the vesting of (and extension of the time to exercise) a portion of other stock options held by Dr. Peterson.  The Separation Agreement and Full Release of Claims includes a release by each of On Assignment and Dr. Peterson of claims that either party may have against the other in respect of Dr. Peterson’s employment or the termination of such employment, as well as covenants relating to non-solicitation of employees by Dr. Peterson, protection of On Assignment’s proprietary and confidential information, non-disparagement by the parties and other matters.  A copy of the Separation Agreement and Full Release of Claims will be filed as an exhibit to On Assignment’s quarterly report on Form 10-Q for the quarter ending September 30, 2004.

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 27, 2004, Joseph A. Peterson, Chief Executive Officer, President and a director of On Assignment, resigned from On Assignment by notice to the Board of Directors.  His resignation relates to all of his positions as director, executive officer and employee of On Assignment and was effective as of the close of business on September 27, 2004.

Peter T. Dameris was appointed as Chief Executive Officer and President of On Assignment to succeed Dr. Peterson.  Prior to such appointment, Mr. Dameris had been Executive Vice President and Chief Operating Officer of On Assignment since November 2003.  From February 2001 through October 2002, Mr. Dameris served as Executive Vice President and Chief Operating Officer of Quanta Services, Inc., a publicly held provider of specialized contracting services for the electric and gas utility, cable and telecommunications industries.  From December 1994 through September 2000, Mr. Dameris served in a number of different positions at Metamor Worldwide, Inc., then an international, publicly-traded IT consulting/staffing company.  Mr. Dameris’ positions at Metamor Worldwide included Chairman of the Board, President and Chief Executive Officer, Executive Vice President, General Counsel, Senior Vice President and Secretary. In June 2000, Mr. Dameris successfully negotiated the sale of Metamor Worldwide for $1.9 billion. Mr. Dameris is a member of the Board of Directors of Bindview Corporation, a publicly traded provider of information technology management and security software.  Mr. Dameris holds a Juris Doctorate from the University of Texas Law School and a Bachelor’s in Business Administration from Southern Methodist University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Assignment, Inc.

Date: September 27, 2004	/s/ Ronald W. Rudolph
Ronald W. Rudolph
Executive Vice President, Finance
and Chief Financial Officer